Exhibit 10.1

FIRST AMENDMENT TO THE

EXECUTIVE EMPLOYMENT AGREEMENT

Between Steven C. Cooper and Labor Ready, Inc.

WHEREAS, Steven C. Cooper (“Executive”) and Labor Ready, Inc. (“Labor Ready” or “Company”) entered into an Executive Employment Agreement effective as of May 17, 2006 (“Agreement”); and

WHEREAS, the Agreement superseded and replaced prior employment agreements between the Executive and Company dated January 9, 2001 (“2001 Employment Agreement”) and March 23, 2005 (“2005 Employment Agreement”); and

WHEREAS, Executive and Company would like to amend the Agreement, the 2001 Employment Agreement and the 2005 Employment Agreement to conform them to the requirements of Section 409A of the Internal Revenue Code, as amended.

NOW, THEREFORE, effective May 17, 2006 for the Agreement, March 23, 2005 for the 2005 Employment Agreement, and January 1, 2005 for the 2001 Employment Agreement, the following paragraph is added to the end of such agreements to read as follows:

REQUIRED SIX-MONTH DELAY IN SEVERANCE PAYMENTS.

Notwithstanding anything in this Agreement to the contrary, if at the time of the Executive’s termination of employment the Executive is considered a “specified employee” subject to the required six-month delay in benefit payments under Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (“Code”), then any separation payments that would otherwise have been paid within the first six (6) months after the Executive’s termination of employment shall instead be paid in a single lump sum on (or within 15 days after) the six-month anniversary of such termination of employment.  Any remaining severance payments shall be made monthly after such six-month anniversary.  For purposes of this Agreement, the Executive will be considered to have terminated employment when the Executive has incurred a “separation from service” for purposes of Code Section 409A(a)(2)(A)(i).

LABOR READY, INC.		EXECUTIVE

By:	/s/ James E. Defebaugh	By:	/s/ Steven C. Cooper

Name:	James E. Defebaugh	Date Executed:	December 31, 2006

Title:	Executive Vice President and General Counsel

Date Executed:	December 31, 2006